Exhibit 8.1
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                        SIDLEY AUSTIN BROWN & WOOD LLP
                               875 Third Avenue
                           New York, New York 10022
                           Telephone: (212) 906-2000
                           Facsimile: (212) 906-2021



                                                      May 31, 2002


Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, New York  10041


        Re: Credit Suisse First Boston Mortgage Securities Corp., Mortgage-Backed Pass-Through Certificates, Series 2002-18
               ---------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the issuance of the Mortgage Pass-Through Certificates of the above-referenced Series (the "Certificates"). The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class II-A-1, Class I-A-IO, Class I-M-1, Class I-M-2, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class II-B-7, Class II-P, Class I-PP, Class II-PP, Class I-X and Class II-X Certificates are referred to herein as the "Regular Interest Certificates."

     The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust") to be created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2002 (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), GreenPoint Mortgage Funding, Inc., and Washington Mutual Mortgage Securities Corp., each as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Chase Manhattan Mortgage Corporation, as a master servicer (in such capacity, a "Master Servicer"), Olympus Servicing, L.P., as a servicer (in such capacity, a "Servicer") and as special servicer (in such capacity, a "Special Servicer"), Bank One, National Association, as


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trustee (the "Trustee"), and JPMorgan Chase Bank, as trust administrator (the
"Trust Administrator"). The assets of the Trust initially will consist primarily of (i) a pool of conventional fixed-rate and adjustable-rate mortgage loans conveyed to the Trust on May 31, 2002 (the "Closing Date") pursuant to the Pooling Agreement (the "Initial Mortgage Loans") secured by first liens on one- to four-family residential properties and (ii) the amount on deposit in the Prefunding Account.

     Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

     In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

          (1) Signed copy of the Registration Statement on Form S-3 (File No. 333-77054) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), on January 18, 2002, together with each amendment thereto (such registration statement, as amended and as declared effective by the Commission on March 6, 2002, is referred to herein as the "Registration Statement").

          (2) The Prospectus dated March 26, 2002 (the "Base Prospectus"), as supplemented by the Prospectus Supplement, dated May 30, 2002 (the "Prospectus Supplement"), in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Base Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus").

          (3) The Pooling and Servicing Agreement (together with the Prospectus, the "Documents").

          (4) A specimen Certificate of each Class of Certificates.

     In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals. Our opinions are also based on the assumption that there are no agreements or understandings with respect to those transactions contemplated in the Documents other than those contained in the Documents. Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.



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     As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representatives of the Company and of public officials and agencies. We have, for purposes of rendering the opinions, also relied on certain factual, numerical and statistical information which is based on the assumptions used in pricing the Certificates.

     As of the Closing Date, each REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), assuming (i) an election is made to treat the assets of each REMIC as a REMIC, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder. The Regular Interest Certificates represent ownership of regular interests in the Master REMIC. The Class R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and Servicing Agreement. The rights of the holders of the Regular Interest Certificates to receive payments from the Basis Risk Reserve Fund represent, for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury regulations Section 1.860G-2(i).

     The statements in the Base Prospectus and the Prospectus Supplement, as the case may be, under the heading "Material Federal Income Tax Consequences," to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

     The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                   Very truly yours,

                                   /s/  SIDLEY AUSTIN BROWN & WOOD LLP




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